UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 14, 2022
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry Into a Material Definitive Agreement

On July 14, 2022, Virgin Galactic Holdings, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Gateway Executive Airpark, LLC (the “Landlord”), pursuant to which the Company agreed to lease approximately 151,096 square feet of office and manufacturing space located at 5559 S. Sossaman Rd., Mesa, Arizona 85212 (the “Premises”) to provide for the Company’s new final assembly manufacturing facility for its next-generation Delta class spaceships.

The Premises is comprised of two buildings, Hangar B consisting of approximately 35,896 square feet (“Hangar B”) and Hangar C consisting of approximately 115,200 square feet (“Hangar C” and, together with Hangar B, the “Hangars”), both of which are under construction. Shell construction on Hangar B is estimated to be completed during the third quarter of 2023 and Hangar C during the second quarter of 2023. Base rent for each Hangar commences on completion of the shell construction of such Hangar.

Under the terms of the Lease, the annual base rent for the first year (once both Hangars are completed) is expected to be, in the aggregate, approximately $2.5 million, and the Lease provides for a 50% abatement for the first ten months. The base rent in years two through five of the Lease is subject to a 4% annual increase and, in year six, is subject to increase by the lower of 5% above year five’s base rent rate or 80% of the CPI-U for Phoenix, Mesa and Scottsdale, Arizona for the previously leased period. Each subsequent year’s base rent rate increases by the lower of 5% annually or 80% of the CPI-U for Phoenix, Mesa and Scottsdale, Arizona for the previously leased period above the prior year. The total base rent obligation for the Hangars is estimated to be an aggregate of approximately $31 million over the term of the Lease. In addition to base rent, the Company is required to pay its proportionate share of operating expenses. Pursuant to the terms of the Lease, the Company is to receive an allowance from the Landlord in the total amount of approximately $1.5 million to cover the costs of tenant improvement design, construction and all related fees and expenses for the Hangars, with any unused or unfunded portion of the improvement allowance available as a credit against the Company's rent obligation.

The Lease has a term of ten years and five months applicable to each Hangar and begins after the construction and buildout for the Hangars are complete, each of which are expected in 2023. The Company has four options to extend the term of the Lease, each for an additional five years.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated onto this Item 2.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains certain forward-looking statements within the meaning of federal securities laws with respect to Company, including statements regarding the expected work under the Master Agreement and expected flight testing schedule. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com. These filings identify and address other important risks and uncertainties that could cause the Company’s actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: July 20, 2022	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Executive Vice President, Chief Financial Officer and Treasurer